Annual Report
for John Hancock Variable Series Trust I
December 31, 2003

                               [LOGO] John Hancock

--------------------------------------------------------------------------------
Not FDIC Insured               Not Bank Guaranteed                May Lose Value
--------------------------------------------------------------------------------
Not a Deposit       Not Insured by Any Federal Government Agency
--------------------------------------------------------------------------------

                                                      Inception: August 31, 1999
--------------------------------------------------------------------------------
Fundamental Value Fund
Wellington Management Company, LLP                        C. Duckworth/M. Cillan
--------------------------------------------------------------------------------

..    In 2003, the Fund returned 28.70% underperforming its benchmark, the
     Russell 1000 Value Index.
..    The Fund underperformed its benchmark due to unfavorable sector allocation decisions. Despite a modest allocation, cash was the biggest detractor to relative returns, followed by an underweight to information technology. Security selection modestly aided performance, most notably in industrials.
..    The Fund's exposure to financials was the largest contributor to absolute performance, followed by consumer discretionary. The biggest detractor to absolute returns was the Fund's exposure to the telecommunication services sector; all other sectors had positive absolute returns.
..    The top and bottom contributors to absolute returns came from a variety of sectors. The biggest contributors to performance were Citigroup, Merrill Lynch & Co., and Altria Group. The main detractors included Schering Plough and Qwest.
..    The manager's strategy is to combine the firm's research analysts' best ideas within the large-cap value universe using a bottom-up stock selection process. The Fund is broadly diversified across sectors and industries with sector weights closely aligned with the benchmark to minimize industry-specific risk.

                                     [CHART]

                                   Line Chart

                             Historical Fund Return

$10,000
Investment made 8/31/99
(Fund Inception Date)

             Fundamental Value   Russell 1000(R) Value Index
             -----------------   ---------------------------
 8/31/1999       $10,000.00               $10,000.00
 9/30/1999         9,787.13                 9,650.00
10/31/1999        10,352.08                10,205.84
11/30/1999        10,294.94                10,126.23
12/31/1999        10,472.48                10,174.84
 1/31/2000        10,030.71                 9,843.14
 2/29/2000         9,613.85                 9,111.80
 3/31/2000        10,829.48                10,223.43
 4/30/2000        10,444.72                10,104.84
 5/31/2000        10,607.42                10,210.94
 6/30/2000        10,217.67                 9,744.30
 7/31/2000        10,451.75                 9,866.11
 8/31/2000        11,178.92                10,414.66
 9/30/2000        11,404.89                10,510.48
10/31/2000        11,709.97                10,769.04
11/30/2000        11,229.41                10,369.50
12/31/2000        11,877.02                10,889.02
 1/31/2001        11,882.92                10,931.48
 2/28/2001        11,470.78                10,627.59
 3/31/2001        11,162.22                10,252.43
 4/30/2001        11,708.70                10,754.80
 5/31/2001        11,919.45                10,996.79
 6/30/2001        11,613.28                10,752.66
 7/31/2001        11,579.16                10,730.08
 8/31/2001        11,157.46                10,299.80
 9/30/2001        10,311.48                 9,574.70
10/31/2001        10,346.72                 9,492.35
11/30/2001        10,818.25                10,043.86
12/31/2001        11,046.47                10,279.89
 1/31/2002        10,817.55                10,200.73
 2/28/2002        10,739.67                10,217.06
 3/31/2002        11,193.96                10,700.32
 4/30/2002        10,597.18                10,333.30
 5/31/2002        10,620.01                10,384.97
 6/30/2002        10,028.91                 9,788.87
 7/31/2002         9,158.25                 8,878.51
 8/31/2002         9,208.92                 8,945.98
 9/30/2002         8,286.11                 7,951.19
10/31/2002         8,954.90                 8,540.37
11/30/2002         9,498.46                 9,078.42
12/31/2002         9,124.39                 8,684.41
 1/31/2003         8,863.88                 8,474.25
 2/28/2003         8,633.45                 8,247.99
 3/31/2003         8,625.30                 8,262.01
 4/30/2003         9,361.97                 8,989.07
 5/31/2003         9,984.56                 9,569.76
 6/30/2003        10,138.80                 9,689.38
 7/31/2003        10,189.21                 9,833.75
 8/31/2003        10,399.33                 9,987.16
 9/30/2003        10,258.10                 9,889.28
10/31/2003        10,902.39                10,494.51
11/30/2003        11,036.90                10,637.23
12/31/2003        11,742.64                11,292.49

Value on 12/31/03:
------------------
$11,743   Fundamental Value Fund
$11,292   Russell 1000(R) Value Index

MORNINGSTAR CATEGORY+:
..  Large Value

MORNINGSTAR RISK+:
..  Below Average
   (VL/VUL)
..  Below Average (VA)

 MORNINGSTAR RATING+:
..  ***(VL/VUL)
..  ***(VA)

TOP TEN HOLDINGS (as of December 31, 2003)

                               % of
                              Assets
                              ------
Citigroup, Inc.                5.4%
Bank One Corp.                 3.6%
Bank of America Corp.          3.5%
Total Fina SA                  2.8%
BP Amoco plc.                  2.8%
Time Warner, Inc.              2.4%
Golden West Financial Corp.    2.2%
Altria Group, Inc.             2.2%
MBIA, Inc.                     2.1%
UnionBanCal Corp.              2.0%

AVERAGE ANNUAL TOTAL RETURNS*

                            Fundamental   Russell 1000(R)
                             Value Fund     Value Index
                            -----------   --------------
1 Year                         28.70%          30.03%
3 Years                        -0.38            1.22
Since Inception (8/31/99)       3.77            2.84

SECTOR/INDUSTRY ALLOCATION (as of December 31, 2003)

                          % of
                         Assets
                         ------
Financials               34.83%
Consumer Discretionary   11.11%
Energy                   10.56%
Industrials               7.80%
Information Technology    7.45%
Consumer Staples          7.02%
Utilities                 6.11%
Materials                 5.79%
Telecommunication
Services                  5.33%
Health Care               4.01%

* Total returns are for the period ended December 31, 2003. Returns represent past performance, assume reinvestment of all distributions and are not indicative of future performance. Investment returns and principal value of fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. The performance of the fund on this page is reported net of Trust level charges (i.e. investment management fees and operating expenses). It does not reflect expense and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product prospectus. Performance would be lower if expenses and charges of the separate accounts and products were reflected.

+ Source: MorningStar, Inc. Data as of 12/31/03. VL represents Variable Life subaccounts, VUL represents Variable Universal Life subaccounts and VA represents Variable Annuity subaccounts Hancock VL/VUL subaccounts were rated against 538 VL/VUL subaccounts and 1,013 VA subaccounts in the Morningstar Large Value category. This represents the Morningstar 3 year rating.

STATEMENT OF ASSETS AND LIABILITIES
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

ASSETS
Long term investments at cost (including $2,464 of
   securities loaned (Note B))......................................   $114,490
Net unrealized appreciation of investments..........................     21,232
Short-term investments at value.....................................      5,079
                                                                       --------
      Total investments.............................................    140,801
Receivable for:
   Investments sold.................................................        362
   Fund shares sold.................................................         52
   Dividends........................................................        218
   Futures contracts variation margin...............................          5
   Other assets.....................................................          5
                                                                       --------
Total assets........................................................    141,443
                                                                       --------
LIABILITIES
Payables for:
   Investments purchased............................................        188
   Collateral for securities on loan................................      2,398
   Other liabilities................................................          2
                                                                       --------
Total liabilities...................................................      2,588
                                                                       --------
Net assets..........................................................   $138,855
                                                                       ========
Shares of beneficial interest outstanding...........................    12,600
                                                                       --------
Net asset value per share...........................................   $  11.02
                                                                       ========
Composition of net assets:
   Capital paid-in..................................................   $143,991
   Accumulated net realized loss on investments,
      futures and foreign currency transactions.....................    (26,425)
   Net unrealized appreciation of:
      Investments...................................................     21,232
      Futures.......................................................         57
                                                                       --------
Net assets..........................................................   $138,855
                                                                       ========

STATEMENT OF OPERATIONS
JOHN HANCOCK VARIABLE SERIES TRUST I

For the Year Ended December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

INVESTMENT INCOME
      Interest.......................................................   $    51
      Dividends......................................................     2,767
      Securities lending.............................................         6
                                                                        -------
Total investment income..............................................     2,824
                                                                        -------
EXPENSES
      Investment advisory fee........................................       965
      Auditors fees..................................................        17
      Custodian fees.................................................        81
      Legal fees.....................................................         9
      Printing & mailing fees........................................        10
      Trustees' fees.................................................         4
      Other fees.....................................................         5
                                                                        -------
Total expenses.......................................................     1,091
      Less expenses reimbursed.......................................        (8)
      Less custodian expense reduction offset by
         commission recapture arrangement (Note C)...................       (10)
                                                                        -------
Net expenses.........................................................     1,073
                                                                        -------
Net investment income................................................     1,751
                                                                        -------
REALIZED AND UNREALIZED GAIN (LOSS)
   Net realized gain (loss) on:
      Investments....................................................    (3,838)
      Financial futures contracts....................................       135
      Foreign currency transactions..................................         1
   Change in unrealized appreciation on:
      Investments....................................................    32,759
      Futures........................................................       161
                                                                        -------
Net realized and unrealized gain.....................................    29,218
                                                                        -------
Net increase in net assets resulting from
   operations........................................................   $30,969
                                                                        =======

See notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

                                                                            Year Ended     Year Ended
                                                                           December 31,   December 31,
                                                                               2003           2002
                                                                           ------------   ------------
INCREASE (DECREASE) IN NET ASSETS
From operations
   Net investment income ...............................................     $  1,751       $  1,794
   Net realized loss ...................................................       (3,702)       (20,300)
   Change in net unrealized appreciation (depreciation) ................       32,920        (10,611)
                                                                             --------       --------
      Net increase (decrease) in net assets resulting from operations...       30,969        (29,117)
Distributions to shareholders from:
   Net investment income ...............................................       (1,730)        (1,766)
   Realized gains ......................................................         (135)           (28)
                                                                             --------       --------
      Decrease in net assets resulting from distributions ..............       (1,865)        (1,794)
From fund share transactions:
   Proceeds from shares sold ...........................................       32,368         39,206
   Distributions reinvested ............................................        1,865          1,794
   Payment for shares redeemed .........................................      (45,584)       (50,697)
                                                                             --------       --------
      Decrease in net assets from fund share transactions ..............      (11,351)        (9,697)
                                                                             --------       --------
NET INCREASE (DECREASE) IN NET ASSETS ..................................       17,753        (40,608)

NET ASSETS
   Beginning of Period .................................................      121,102        161,710
                                                                             --------       --------
   End of Period .......................................................     $138,855       $121,102
                                                                             ========       ========
Analysis of fund share transactions:
   Sold ................................................................        3,382          3,997
   Reinvested ..........................................................          197            190
   Redeemed ............................................................       (4,906)        (5,425)
                                                                             --------       --------
Net decrease in fund shares outstanding ................................       (1,327)        (1,238)
                                                                             ========       ========

See notes to financial statements.

FINANCIAL HIGHLIGHTS
JOHN HANCOCK VARIABLE SERIES TRUST I

--------------------------------------------------------------------------------
Selected data for each share of beneficial interest outstanding throughout the period indicated:

                                                                              Fundamental Value Fund
                                                      -------------------------------------------------------------------
                                                                              Year Ended December 31,
                                                      -------------------------------------------------------------------
                                                                                                             Period from
                                                                                                            August 31, to
                                                                                                            December 31,
                                                        2003            2002       2001          2000          1999(g)
                                                      --------        --------   --------      -------      -------------
Net Assets Value at Beginning of Period............   $   8.70        $  10.66   $  11.57      $ 10.42          $10.00
Income from Investment Operations:
   Net Investment Income...........................       0.14            0.12       0.10         0.09            0.03
   Net Realized and Unrealized Gain (Loss) on
      Investments(a)..............................        2.33           (1.96)     (0.91)        1.30            0.45
                                                      --------        --------   --------      -------          ------
   Total From Investment Operations................       2.47           (1.84)     (0.81)        1.39            0.48
Less Distributions:
   Distribution from Net Investment Income.........      (0.14)          (0.12)     (0.10)       (0.10)          (0.03)
   Distribution from Net Realized Gains on
      Investments .................................      (0.01)                                  (0.08)          (0.02)
   Distribution from Excess of Net Investment
      Income/Gains.................................                         (i)                  (0.06)          (0.01)
                                                      --------        --------   --------      -------          ------
   Total Distributions.............................      (0.15)          (0.12)     (0.10)       (0.24)          (0.06)
                                                      --------        --------   --------      -------          ------
Net Assets Value at End of Period..................   $  11.02        $   8.70   $  10.66      $ 11.57          $10.42
                                                      ========        ========   ========      =======          ======
Total Investment Return(b).........................      28.70%         (17.40)%    (6.99)%      13.41%           4.72%(c)
Ratios/Supplemental Data:
   Ratio of Operating Expenses to Average Net
      Assets.......................................      0.89%(e)(h)      0.85%      0.99%(e)     1.05%(e)        1.05%(d)(e)
   Ratio of Net Investment Income to Average Net
      Assets.......................................       1.44%           1.26%      0.91%        0.97%           0.94%(d)
   Portfolio Turnover Rate.........................      69.21%          82.22%     85.20%(f)    86.97%          23.03%(c)
Net Assets End of Period (000s Omitted)............   $138,855        $121,102   $161,710      $15,728          $6,101

(a) The amount shown at this caption for each share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the shares in relation to the fluctuating market values of the portfolio.

(b) The performance does not reflect expenses and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product's prospectus.

(c)  Not annualized.

(d)  Annualized.

(e) Expense ratio is net of expense reimbursements. Had such reimbursements not been made the expense ratio would have been .90%, 1.20%, 1.36%, and 1.42% for the years ended December 31, 2003, 2001, 2000, and 1999, respectively.

(f)  Excludes merger activity.

(g)  Commencement of investment operations.

(h) The Fund is required to calculate an expense ratio without taking into consideration any expense reductions related to expense offset arrangements.

(i)  Amount is less than $0.01.

SCHEDULE OF INVESTMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
FUNDAMENTAL VALUE FUND

                                                                          Market
                   Name of Issuer                               Shares    Value
                   --------------                              -------   -------
                                                                         (000's)
COMMON STOCK

Aerospace & Defense - 1.1%
   General Dynamics Corp. * ................................    17,100   $ 1,546

Air Freight & Couriers - 0.5%
   Fedex Corp. .............................................     9,700       655

Airlines - 0.4%
   Continental Airlines, Inc. - Cl. B * ....................    32,800       534

Auto Components - 1.9%
   Dana Corp. ..............................................    17,900       329
   Johnson Controls, Inc. ..................................     5,100       592
   Lear Corp. * ............................................    28,500     1,748
                                                                         -------
                                                                           2,669
Banks - 14.3%
   Bank of America Corp. * .................................    58,500     4,705
   Bank One Corp. * ........................................   105,600     4,814
   Comerica, Inc. ..........................................    19,800     1,110
   Commerce Bancshares, Inc. ...............................    18,959       929
   FirstMerit Corp. ........................................    27,700       747
   Golden West Financial Corp. * ...........................    29,000     2,993
   Hibernia Corp. - Cl. A ..................................    20,600       484
   UBS AG ..................................................    20,200     1,374
   UnionBanCal Corp. .......................................    46,600     2,681
                                                                         -------
                                                                          19,837
Beverages - 0.7%
   Constellation Brands, Inc. - Cl. A * ....................    28,700       945

Building Products - 0.8%
   Masco Corp. .............................................    40,300     1,105

Chemicals - 2.9%
   Dow Chemical Co. * ......................................    29,600     1,230
   E.I. du Pont de Nemours & Co. * .........................    33,600     1,542
   Rohm & Haas Co. .........................................    30,500     1,303
                                                                         -------
                                                                           4,075
Commercial Services & Supplies - 1.0%
   Alliance Data Systems Corp. * ...........................       800        22
   Cendant Corp. * .........................................    64,100     1,428
                                                                         -------
                                                                           1,450
Communications Equipment - 1.1%
   Brocade Communications Systems, Inc. * ..................    26,400       153
   Corning, Inc. * .........................................    52,900       552
   Motorola, Inc. ..........................................    58,100       817
                                                                         -------
                                                                           1,522
Computers & Peripherals - 3.7%
   Hewlett-Packard Co. * ...................................   112,957     2,595
   International Business Machines Corp. ...................    17,000     1,575
   Maxtor Corp. * ..........................................    84,800       941
                                                                         -------
                                                                           5,111
Diversified Financials - 11.0%
   Capital One Financial Corp. .............................     8,500       521
   Citigroup, Inc. * .......................................   150,266   $ 7,294
   Countrywide Credit Industries, Inc. * ...................    12,666       961
   Franklin Resources, Inc. * ..............................    16,500       859
   Goldman Sachs Group, Inc. ...............................    12,200     1,204
   Legg Mason, Inc. * ......................................    16,600     1,281
   Merrill Lynch & Co., Inc. * .............................    39,400     2,311
   Morgan Stanley, Dean Witter, Discover & Co. .............    14,400       833
                                                                         -------
                                                                          15,264
Diversified Telecommunication Services - 5.2%
   AT&T Corp. * ............................................    51,900     1,054
   Citizens Communications Co. * ...........................   103,900     1,290
   Qwest Communications International, Inc. ................   335,800     1,451
   Sprint Corp. * ..........................................    48,800       801
   Verizon Communications * ................................    75,200     2,638
                                                                         -------
                                                                           7,234
Electric Utilities - 4.5%
   Cinergy Corp. * .........................................    27,900     1,083
   Exelon Corp. * ..........................................    38,312     2,542
   PG & E Corp. * ..........................................    33,800       939
   Pinnacle West Capital Corp. * ...........................    17,400       696
   TXU Corp. ...............................................    43,200     1,025
                                                                         -------
                                                                           6,285
Electric/Gas - 0.7%
   Dominion Resources, Inc. ................................    15,800     1,008

Electrical Equipment - 1.7%
   American Power Conversion ...............................    57,300     1,401
   United Technologies Corp. * .............................    10,500       995
                                                                         -------
                                                                           2,396
Electronic Equipment & Instruments - 0.2%
   Thermo Electron Corp. * .................................    12,300       310

Energy Equipment & Services - 0.5%
   Halliburton Co. * .......................................    24,700       642

Food & Drug Retailing - 0.8%
   SuperValu, Inc. * .......................................    37,200     1,064

Food Products - 1.5%
   General Mills, Inc. * ...................................    21,100       956
   Kraft Foods, Inc. - Cl. A ...............................    35,200     1,134
                                                                         -------
                                                                           2,090
Gas Utilities - 0.7%
   El Paso Corp ............................................    54,600       447
   Kinder Morgan, Inc. * ...................................     9,300       550
                                                                         -------
                                                                             997
Health Care Providers & Services - 0.8%
   McKesson HBOC, Inc ......................................    33,100     1,064

Household Products - 0.5%
   Procter & Gamble Co. * ..................................     6,900       689

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
FUNDAMENTAL VALUE FUND

                                                                         Market
                   Name of Issuer                              Shares    Value
                   --------------                             -------   --------
                                                                        (000's)
COMMON STOCK - Continued

Insurance - 5.4%
   American International Group, Inc. * ...................    15,250   $  1,011
   Marsh & McLennan Cos., Inc. * ..........................    23,400      1,121
   MBIA, Inc. * ...........................................    48,950      2,899
   St. Paul Cos., Inc. ....................................    39,200      1,554
   XL Capital, Ltd. - Cl. A * .............................    11,100        861
                                                                        --------
                                                                           7,446
Internet Software & Services - 0.3%
   VeriSign, Inc. * .......................................    26,700        435

Machinery - 1.6%
   Caterpillar, Inc. * ....................................    10,000        830
   Deere & Co. * ..........................................     7,100        462
   ITT Industries, Inc. * .................................    12,200        905
                                                                        --------
                                                                           2,197
Media - 6.8%
   Comcast Corp. - Cl. A ..................................    47,400      1,494
   Gannett Co., Inc. * ....................................    12,300      1,097
   Interactive Corp. ......................................    17,600        597
   Liberty Media Corp. - Ser. A * .........................   134,100      1,594
   Sirius Satellite Radio, Inc. * .........................   432,200      1,366
   Time Warner, Inc. * ....................................   182,100      3,276
                                                                        --------
                                                                           9,424
Metals & Mining - 1.1%
   Alcoa, Inc. * ..........................................    39,400      1,497

Multiline Retail - 1.1%
   Big Lots, Inc. * .......................................    53,600        762
   Federated Department Stores, Inc. * ....................    16,000        754
                                                                        --------
                                                                           1,516
Office Electronics - 0.7%
   Xerox Corp. * ..........................................    70,900        978

Oil & Gas - 9.9%
   BP Amoco plc - ADR .....................................    77,400      3,820
   ChevronTexaco Corp. * ..................................    23,700      2,047
   Conoco Phillips ........................................    20,185      1,324
   Exxon Mobil Corp. * ....................................    65,300      2,677
   Total Fina SA - ADR ....................................    41,300      3,821
                                                                        --------
                                                                          13,689
Paper & Forest Products - 1.6%
   Bowater, Inc. ..........................................    32,200      1,491
   Weyerhaeuser Co. .......................................    12,400        794
                                                                        --------
                                                                           2,285
Personal Products - 1.3%
   Alberto-Culver Co. - Cl. B * ...........................     8,500        536
   Gillette Co. ...........................................    33,100      1,216
                                                                        --------
                                                                           1,752
Pharmaceuticals - 3.1%
   Abbott Laboratories * ..................................    19,100        890
   Eli Lilly & Co. * ......................................    17,200   $  1,210
   King Pharmaceuticals, Inc. * ...........................    41,300        630
   Medco Health Solutions, Inc. * .........................    13,700        466
   Schering-Plough Corp. * ................................    67,600      1,175
                                                                        --------
                                                                           4,371
Real Estate Investment Trust - 2.3%
   General Growth Properties ..............................    59,100      1,640
   Kimco Realty Corp. .....................................    34,650      1,551
                                                                        --------
                                                                           3,191
Road & Rail - 0.5%
   Canadian National Railway Co. ..........................    11,500        728

Semiconductor Equipment & Products - 1.3%
   Fairchild Semiconductor Corp. - Cl. A * ................    43,000      1,074
   Novellus Systems, Inc. * ...............................    15,800        664
                                                                        --------
                                                                           1,738
Specialty Retail - 0.7%
   Foot Locker, Inc. * ....................................    38,700        907

Textiles & Apparel - 0.4%
   Reebok International, Ltd. * ...........................    14,400        566

Tobacco - 2.1%
   Altria Group, Inc. .....................................    54,800      2,982

U.S. Government Agencies - 1.1%
   Federal Home Loan Mortgage Corp. .......................    26,200      1,528
                                                                        --------
      TOTAL COMMON STOCK- .................................      97.8%   135,722

                                                                Par
                                                               Value
                                                              ------
                                                              (000's)
INVESTMENT COMPANIES HELD
AS COLLATERAL ON LOANED
SECURITIES - 1.7%
   State Street Navigator Securities Lending
      Portfolio ...........................................   $ 2,398      2,398

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
FUNDAMENTAL VALUE FUND

                                                               Par      Market
                   Name of Issuer                             Value      Value
                   --------------                            -------   --------
                                                             (000's)    (000's)
SHORT-TERM INVESTMENTS
Investment in joint trading account
   (Note B) - 1.8%
   1.061% due 01/02/04 ...................................    $2,466   $  2,466
U.S. Treasury - Bills - 0.1%
   0.895% due 01/08/04 ...................................        25         25
   0.91% due 03/04/04 ....................................        25         25
   0.93% due 02/05/04 ....................................        30         30
   0.935% due 02/12/04 ...................................        35         35
   0.94% due 01/22/04 ....................................       100        100
                                                                       --------
      TOTAL SHORT-TERM
         INVESTMENTS- ....................................       1.9%     2,681
                                                              ------   --------
      TOTAL INVESTMENTS- .................................     101.4%   140,801
   Payables, less cash and receivables- ..................      (1.4)%   (1,946)
                                                              ------   --------
            NET ASSETS- ..................................     100.0%  $138,855
                                                              ======   ========

* Non-income producing security.

ADR-American Depository Receipts.

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE A--ORGANIZATION

     John Hancock Fundamental Value Fund (the "Fund") is a diversified series of John Hancock Variable Series Trust I (the "Trust"), an open-end investment management company registered under the Investment Company Act of 1940. The Trust is organized as a Massachusetts business trust and consists of thirty different funds as of December 31, 2003. The results of this Fund are included in this report. The results of the other Funds in the Trust are presented under separate cover. The Trust may add or delete Funds in the future to accommodate various investment objectives. The Trust has issued shares of beneficial interest exclusively to John Hancock Variable Life Account U ("JHVLAU"), John Hancock Variable Life Account V ("JHVLAV"), John Hancock Variable Life Account S ("JHVLAS"), and John Hancock Variable Annuity Account I ("JHVAAI") to fund policies and contracts issued by the John Hancock Variable Life Insurance Company ("JHVLICO"), and to John Hancock Variable Annuity Account U ("JHVAAU"), John Hancock Variable Annuity Account V ("JHVAAV"), John Hancock Variable Life Account UV ("JHVLAUV"), John Hancock Variable Annuity Account H ("JHVAAH"), and John Hancock Variable Annuity Account JF ("JHVAAJF") to fund contracts and policies issued by John Hancock Life Insurance Company ("John Hancock" or "JHLICO"), to John Hancock Variable Life Account PPM-1 ("PPM-1"), and to John Hancock Variable Life Account PPM-2 ("PPM-2").

NOTE B--ACCOUNTING POLICIES

     Valuation of investments: Common stocks and other such securities traded on national exchanges are normally valued on the basis of closing prices. Securities traded in the over-the-counter market and securities with no sales on the day of valuation are normally valued at their last available bid price.

     Short-term investments, with a maturity not to exceed 60 days, are valued at amortized cost, which approximates market value.

     Investment securities for which no current market quotations are readily available, including certain foreign securities, when held by the Fund, are valued at fair value as determined in good faith by the Board of Trustees. Investment security transactions are recorded on the date of purchase or sale.

     Repurchase agreements: The Fund may enter into repurchase agreements which are contracts under which the Fund would acquire a security for a relatively short period (usually not more than 7 days) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price (representing the Fund's cost plus interest). The Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and with "primary dealers" in United States Government Securities. The underlying securities, which represent the collateral of the agreement, must be marked to market daily to ensure that each repurchase agreement is fully collateralized at all times. The Fund will not invest more than 10% of its net assets in repurchase agreements maturing in more than 7 days.

     Joint trading account: Pursuant to an exemptive order issued by the Securities and Exchange Commission, the order permits the Fund to pool daily uninvested cash balances into a joint account for the purpose of investing the cash balances in short-term repurchase agreements, commercial paper and other short-term investments which in no event will have a maturity in excess of 7 days. Joint account holdings as of December 31, 2003 are as follows:

Name of Issuer                                       Market Value
--------------                                       ------------
Alpine Securitization Corp., 1.12%, due 01/07/04        $29,995
Alpine Securitization Corp., 1.12%, due 01/06/04         19,998
Barclays US Fund, 1.10%, due 01/05/04                    29,997
Cargill Asia Pacific, 1.06%, due 01/02/04                20,000
Cargill Asia Pacific, 1.05%, due 01/02/04                25,000
Danske Corp., 1.07%, due 01/05/04                        49,996
Greenwich CPL Holding Funding, 0.95%, due 01/02/04       17,654

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

Name of Issuer                                       Market Value
--------------                                       ------------
Merrill Lynch & Co., Inc., 1.04%, due 01/05/04         $ 18,838
Merrill Lynch & Co., Inc., 1.05%, due 01/06/04           31,156
Mortgage Int. Networking, 0.98%, due 01/02/04            50,000
Three Pillars Funding Corp., 1.08%, due 01/06/04         49,994
UBS Finance LLC, 1.02%, due 01/02/04                      3,917
UBS Finance LLC, 1.05%, due 01/02/04                      4,088
UBS Finance LLC, 0.96%, due 01/02/04                     35,000
                                                       --------
   Joint Trading Account Totals                        $385,633
                                                       ========

     Expenses: Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributed to the Fund are allocated on the basis of relative net assets of the Fund.

     Bank borrowings: The Fund is permitted to have bank borrowings for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. The Fund has entered into syndicated line of credit agreements with State Street Bank and Trust Company ("SSBT"), the Trust's record keeper and custodian and the Bank of New York. These agreements enable the Fund to participate in an unsecured line of credit, which permits borrowings up to $125 and $75 million, respectively. Interest is charged to the Fund, based on its borrowing. In addition, a commitment fee is charged to the Fund based on the average daily unused portion of the line of credit and is allocated among the participating Funds in the Trust. Interest expense paid under the line of credit is included under the caption "Other fees" in the Statement of Operations.

     The Fund had borrowings under the line of credit during the year ended December 31, 2003 as follows:

 Average Daily Loan Balance
During the Period for which   Weighted Average
  Loans were Outstanding       Interest Rate     Interest Expense
---------------------------   ----------------   ----------------
          $ 838                     1.75%               $--

     Securities lending: The Fund has entered into an agreement with SSBT to lend its securities to certain qualified brokers who pay the Fund's negotiated lender fees. This loan is collateralized at all times with cash or securities with a market value at least equal to the market value of the securities on loan. Cash collateral is invested in a short-term instrument. As with other extensions of credit, the Fund may bear the risk of delay of the loaned securities in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. At December 31, 2003, the market value of the securities loaned and the market value of the collateral for the Fund was as follows:

Value of Securities Loaned   Value of Collateral
--------------------------   -------------------
          $2,464                    $2,398

     Financial futures contracts: The Fund may buy and sell financial futures contracts to hedge against the effects of fluctuations in interest rates and other market conditions. At the time the Fund enters into a financial futures contract, it will be required to deposit with its custodian a specified amount of cash or U.S. government securities, known as "initial margin". Each day, the futures contract is valued at the official settlement price of the Chicago Board of Trade or U.S. commodities exchange. Daily adjustments, called variation margin, arising from this "mark to market", are recorded by the Fund as unrealized gains or losses.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

     When the contracts are closed, the Fund recognizes a gain or a loss. Risks of entering into futures contracts include the possibility that there may be an illiquid market and/or that a change in the value of the contract may not correlate with changes in the value of the underlying securities. In addition, the Fund could be prevented from opening or realizing the benefits of closing out futures positions because of position limits or limits on daily price fluctuations imposed by an exchange. At December 31, 2003, open financial futures contracts for the Fund were as follows:

                               Open                 Expiration    Unrealized
                             Contracts   Position     Month      Appreciation
                             ---------   --------   ----------   ------------
S&P Mini 500 Index Futures      22         Long     March 04          $26
S&P 500 Index Futures            3         Long     March 04           31
                                                                      ---
                                                                      $57
                                                                      ===

     At December 31, 2003, the Fund had deposited $215 in segregated accounts to cover initial margin requirements on open financial futures contracts.

     Forward foreign currency contracts: The Fund may use forward foreign currency contracts to facilitate transactions in foreign securities and to manage the Fund's currency exposure. Contracts to buy generally are used to acquire exposure to foreign currencies, while contracts to sell are used to hedge the Fund's investments against currency fluctuations. Neither type of forward foreign currency transaction will eliminate fluctuations in the prices of the Fund's securities or prevent loss if the price of such securities should decline. The U.S. dollar value of a forward foreign currency contract is determined using forward exchange rates supplied by a quotation service. Realized gain (loss) on the purchases and sales of forward foreign currency contracts is recognized on settlement date. At December 31, 2003, the Fund had no open forward foreign currency contracts.

     Federal income taxes: The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no federal income tax provision is required.

     As of December 31, 2003, the Fund had approximate net tax basis capital loss carryforwards, which may be applied against any net taxable gains, as follows: $406, $18,314 and $5,972 which expire in 2009, 2010 and 2011, respectively.

     In addition, from the period November 1, 2003 through December 31, 2003, the Fund incurred no net realized capital losses.

     Dividends, Interest and Distributions: Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Dividend income for the Fund is shown net of foreign taxes withheld of $13. Realized gains and losses from security transactions are determined on the basis of identified cost.

     Dividends of net investment income will be declared and distributed monthly by the Fund. The Fund will distribute all of its net realized capital gains annually, at the end of its fiscal year.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

     Estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

     On February 5, 2003, the Board of Trustees of the Trust renewed its Investment Advisory Agreement with John Hancock. For its services, John Hancock receives monthly compensation at the following rate on an annual basis of the Fund's net assets:

                        Between           Between
                    $25 Million and   $50 Million and    Excess Over
First $25 Million     $50 Million       $100 Million    $100 Million
-----------------   ---------------   ---------------   ------------
      0.95%              0.85%             0.75%            0.65%

     In the event that normal operating expenses of the Fund, exclusive of investment advisory fees, taxes, interest, brokerage commissions and extraordinary expenses, shall exceed 0.10% of the Fund's daily net asset value, John Hancock and JHVLICO will reimburse the Fund for such excess. Accordingly, for the year ended December 31, 2003, the reimbursements paid from John Hancock and JHVLICO were $8 to the Fund.

     The Fund entered into a commission recapture program, which enables it to pay some of its operational expenses by recouping a portion of the commissions it pays to a broker that is not a related party of the Fund. Expenses paid through this program may include costs of custodial, transfer agency or accounting services. The impact of this arrangement was a reduction of $10.

     John Hancock has entered into a Sub-Advisory Agreement with Wellington Management Company LLP, with respect to the Fund. Wellington Management Company LLP is an affiliate of John Hancock, and under its supervision, is responsible for the day-to-day investment management of the Fund.

     Signator Investors, Inc., a wholly owned subsidiary of John Hancock is the principal underwriter and transfer agent of the Trust. Certain officers and trustees of the Trust are officers and directors of JHVLICO, JHVLAU, JHVLAV, JHVLAS, JHVAAI, JHVLAUV, JHVAAV, JHVAAU, JHVAAH, JHVAAJF, PPM-1, and PPM-2, and some are also officers of John Hancock. Fees for independent trustees are paid by the Trust.

NOTE D--INVESTMENT TRANSACTIONS

     Purchases and proceeds from sales and maturities of investments, excluding short-term securities and obligations of the U.S. government, for the Fund for the year ended December 31, 2003 were as follows:

Purchases   Sales and Maturities
---------   --------------------
 $82,347           $94,347

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE D--INVESTMENT TRANSACTIONS--Continued

     The identified cost of investments owned by the Fund (including earned discount on corporate short-term notes, commercial paper and collateral for securities lending) and their respective gross unrealized appreciation and depreciation for Federal income tax purposes at December 31, 2003 were as follows:

Identified    Unrealized     Unrealized    Net Unrealized
   Cost      Appreciation   Depreciation    Appreciation
----------   ------------   ------------   --------------
 $121,238       $21,179       $(1,616)         $19,563

     Distribution of Income and Gains: Distributions of net investment income, if any, are made at least annually. Net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed, and, therefore, will be distributed to shareholders at least annually. Earnings and profits distributed to shareholders on redemption of fund shares may be utilized by the Fund, to the extent permissible, as part of the Fund's dividends-paid deduction on its federal income tax returns.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations. As a result, net investment income (loss) and net realized gain
(loss) on investment transactions for a reporting period may differ significantly from distributions during such period. These differences primarily relate to certain securities sold at a loss and to certain distributions received from investments in Real Estate Investment Trusts. Additionally, as a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the Fund.

     At December 31, 2003, the Fund's components of distributable earnings on a tax basis were as follows:

Undistributed   Undistributed
   Ordinary     Net Long-Term    Capital Loss   Net Unrealized
    Income       Capital Gain   Carryforwards    Appreciation
-------------   -------------   -------------   --------------
     $--             $--           $24,693          $19,563

     In addition, the tax character of distributions paid by the Fund are summarized as follows:

       Distributions from     Distributions from       Return
Year     Ordinary Income    Long-Term Capital Gain   of Capital
----   ------------------   ----------------------   ----------
2003         $1,729                  $--                $136
2002          1,766                   --                  28

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)

     The Board of Trustees of the Trust is responsible for overall management of the Trust. The Board may exercise all powers of the Trust, except those powers which are conferred solely upon or reserved to the shareholders. The Trust's Statement of Additional Information (SAI) includes additional information about the Trustees and is available without charge, upon request, by calling toll-free at 1-800-576-2227.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

     The following table provides information about the members of the Board of Trustees and the officers of the Trust:

                                   Disinterested Trustees

                                   Positions Held      Principal Occupation(s)
Name, Address and Age                With Trust        During Past Five Years
--------------------------------   --------------   ----------------------------
Elizabeth G. Cook (age 66)             Trustee      Expressive Arts Therapist,
c/o John Hancock Variable Series                    Dana Farber Cancer
Trust I                                             Institute; President, The
John Hancock Place                                  Advertising Club of Greater
Boston, Massachusetts 02117                         Boston

Diane C. Kessler (age 57)              Trustee      Executive Director,
c/o John Hancock Variable Series                    Massachusetts Council of
Trust I                                             Churches
John Hancock Place
Boston, Massachusetts 02117

Robert Verdonck (age 58)               Trustee      President and Chief
c/o John Hancock Variable Series                    Executive Officer, East
Trust I                                             Boston Savings Bank
John Hancock Place
Boston, Massachusetts 02117

Hassell H. McClellan (age 58)          Trustee      Associate Professor and
c/o John Hancock Variable Series                    Graduate Dean, The Graduate
Trust I                                             School of the Wallace G.
John Hancock Place                                  Carroll School of
Boston, Massachusetts 02117                         Management, Boston College

           Trustees Affiliated with the Trust and Officers of the Trust

                                   Positions Held      Principal Occupation(s)
Name, Address and Age                With Trust        During Past Five Years
--------------------------------   --------------   -------------------------------
Michele G. Van Leer* (age 46)       Chairman and    Senior Vice President, Product
John Hancock Place                     Trustee      Management, John Hancock Life
Boston, Massachusetts 02117                         Insurance Company; Vice
                                                    Chairman, President & Director,
                                                    John Hancock Variable Life
                                                    Insurance Company

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED--Continued

     Trustee Affiliated with the Trust and Officers of the Trust--Continued

                                        Positions Held                Principal Occupation(s)
Name, Address and Age                     With Trust                  During Past Five Years
------------------------------   ----------------------------   -----------------------------------
Kathleen F. Driscoll* (age 47)     Vice Chairman, President     Senior Vice President, Signator
John Hancock Place                       and Trustee            Brokerage, John Hancock Life
Boston, Massachusetts 02117                                     Insurance Company; Vice President
                                                                Corporate Communications, John
                                                                Hancock Life Insurance Company

Jude A. Curtis (age 45)              Compliance Officer         Vice President and Chief Investment
John Hancock Place                                              Compliance Officer, John Hancock
Boston, Massachusetts 02117                                     Life Insurance Company; formerly
                                                                Second Vice President and Counsel,
                                                                Office of Business Conduct; John
                                                                Hancock Life Insurance Company;
                                                                formerly a Partner at Hale and Dorr
                                                                LLP (law firm)

Janet Wang (age 35)              Assistant Compliance Officer   Compliance Specialist, John
John Hancock Place                                              Hancock Life Insurance Company
Boston, Massachusetts 02117

Raymond F. Skiba (age 58)                 Treasurer             Director of Fund Operations, John
John Hancock Place                                              Hancock Life Insurance Company
Boston, Massachusetts 02117

Gladys C. Millan (age 57)            Assistant Treasurer        Manager of Fund Operations, John
John Hancock Place                                              Hancock Life Insurance Company
Boston, Massachusetts 02117

Karen Q. Visconti (age 50)                Secretary             Director, Product & Market
John Hancock Place                                              Management, John Hancock Life
Boston, Massachusetts 02117                                     Insurance Company

Arnold R. Bergman (age 53)           Assistant Secretary        Senior Counsel, Law Department,
John Hancock Place                                              John Hancock Life Insurance
Boston, Massachusetts 02117                                     company; formerly Vice President,
                                                                General Counsel and Secretary, First
                                                                Variable Life Insurance Company

     *Trustee who is an "interested person" as defined in the 1940 Act, due to her position with John Hancock Life Insurance Company (or its affiliates), the ultimate controlling parent of the investment advisor.

     Because the Trust does not hold regular annual shareholders meetings, each Trustee holds office for an indefinite term until his successor is duly elected and qualified or until he dies, retires, resigns, is removed or becomes disqualified. None of the Trustees is a director of other complexes except noted above.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Contractowners, Policyholders, and
Board of Trustees of
John Hancock Variable Series Trust I

     We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of the Fundamental Value Fund (a portfolio included in the series of John Hancock Variable Series Trust I {the "Trust"}) as of December 31, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fundamental Value Fund of John Hancock Variable Series Trust I at December 31, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States.


                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
February 6, 2004

       Officers and Trustees                      Investment Adviser

        Michele G. Van Leer,               John Hancock Life Insurance Company
  Chairman of the Board of Trustees              John Hancock Place
        Kathleen F. Driscoll,                      P.O. Box 111
    President and Vice Chairman                  Boston, MA 02117
        of the Board of Trustees
      Elizabeth G. Cook, Trustee
  Reverend Diane C. Kessler, Trustee
     Hassell H. McClellan, Trustee                Independent Auditors
      Robert F. Verdonck, Trustee                  Ernst & Young LLP
     Karen Q. Visconti, Secretary                 200 Clarendon Street
 Arnold R. Bergman, Assistant Secretary              Boston, MA 02116
     Raymond F. Skiba, Treasurer
 Gladys C. Millan, Assistant Treasurer
 Ronald J. Bocage, Chief Legal Officer
   Jude A. Curtis, Compliance Officer
Janet Wang, Assistant Compliance Officer

                             Sub-Investment Advisers

    Capital Guardian Trust Company          Pacific Investment Management Company LLC
         Los Angeles, CA 90071                       Newport Beach, CA 92660

  Declaration Management & Research LLC                RREEF America LLC
            McLean, VA 22102                               Chicago, IL 60611

 Fidelity Management & Research Company            SSgA Funds Management, Inc.
           Boston, MA 02109                             Boston, MA 02110

   Goldman Sachs Asset Management, LP                 Standish Mellon Asset
           New York, NY 10005                        Management Company LLC
                                                       Pittsburgh, PA 15258

      Independence Investment LLC                 T. Rowe Price Associates, Inc.
            Boston, MA 02109                          Baltimore, MD 21202

      John Hancock Advisers, LLC                T. Rowe Price International, Inc.
           Boston, MA 02199                           Baltimore, MD 21202

Morgan Stanley Investment Management Inc.       Wellington Management Company, LLP
           New York, NY 10020                           Boston, MA 02109


The John Hancock Variable Series Trust I consists of funds used as investment options for various John Hancock variable life and variable annuity contracts. Investors are not able to invest directly in the John Hancock Variable Series Trust I.

If the total investment return for any fund for any given year appears unusually high, the return may be attributable to unusually favorable market conditions which will probably not be sustainable. For instance, a high total investment return may reflect participation in IPOs, "hot" industries (e.g., internet-related companies), private placements, and/or leveraging investment techniques during the period indicated. There is no assurance that any of those methods, or any other investment technique will continue to have the same impact on the fund's total investment returns.

All of the funds (except bond funds and equity index funds) may participate in initial public offerings (IPOs). Under certain market conditions, such participation could significantly improve a fund's total investment return. There is no assurance that such market conditions will continue and provide the same favorable impact on future investment returns.

Please refer to the prospectus for your product for additional information about the investment options available. Variable life insurance and variable annuities are sold by prospectus. These reports may be used as sales literature when preceeded or accompanied by the funds' prospectus, which detail charges, investment objectives, and operating policies.

Insurance products are issued by John Hancock Life Insurance Company, or John Hancock Variable Life Insurance Company* (*not licensed in New York), Boston, MA 02117. Securities products are distributed by Signator Investors, Inc., Member NASD, SIPC, 197 Clarendon Street, Boston, MA 02116.

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